Exhibit 99.1

February 26, 2020

Liberty TripAdvisor Holdings, Inc. to Present at Morgan Stanley Technology, Media and Telecom Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE) -- Liberty TripAdvisor Holdings, Inc. (Nasdaq: LTRPA, LTRPB) announced that Greg Maffei,  Chairman, President and CEO of Liberty TripAdvisor Holdings, Inc.,  will be presenting at the Morgan Stanley Technology, Media and Telecom Conference, on Wednesday, March 4th at 12:45 p.m., P.S.T. at the Palace Hotel in San Francisco, CA. During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook, as well as other forward looking matters.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty TripAdvisor Holdings, Inc. website at http://www.libertytripadvisorholdings.com/events to register for the webcast. An archive of the webcast will also be available on this website for 180 days after appropriate filings have been made with the SEC.

About Liberty TripAdvisor Holdings, Inc.

Liberty TripAdvisor Holdings, Inc. (Nasdaq:  LTRPA, LTRPB) consists of its subsidiary TripAdvisor.   TripAdvisor is the world’s largest online travel community, aggregating reviews and opinions from its community of travelers about destinations, accommodations, restaurants and activities throughout the world.

Liberty TripAdvisor Holdings, Inc.
Courtnee Chun, 720-875-5420